Exhibit 99.77(q)(1)

ITEM 77Q1-- Exhibits

(a)(1)	Amendment #82 dated September 9, 2013 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, to abolish ING Pioneer Mid Cap Value Portfolio – Filed herein.
(a)(2)	Amendment #83 dated December 12, 2013 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, to abolish ING DFA Global Allocation Portfolio – Filed herein.
(e)(1)	Investment Management Agreement effective May 7, 2013 between ING Investments, LLC and ING Investors Trust (ING American Funds Portfolios, ING Bond Portfolio, and ING Global Perspectives Portfolio) – Filed herein.

(e)(2)	Investment Management Agreement effective May 7, 2013 between ING Investments, LLC and ING Investors Trust (ING Clarion Global Real Estate Portfolio, and ING Goldman Sachs Commodity Strategy Portfolio) – Filed herein.
(e)(3)	Investment Management Agreement effective May 7, 2013 between Directed Services, LLC and ING Investors Trust – Filed herein.
(e)(4)	Investment Management Agreement effective May 7, 2013 between Directed Services, LLC and ING Investors Trust (Unified Fees) – Filed herein.
(e)(5)	Sub-Advisory Agreement effective May 7, 2013 between Directed Services LLC and ING Investment Management Co. LLC (ING Global Resources Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, and ING U.S. Stock Index Portfolios). – Filed herein.